Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Peak Resorts, Inc. and Subsidiaries of our report dated September 12, 2014, relating to our audits of the consolidated financial statements and financial statement schedules, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

St. Louis, Missouri

October 20, 2014